Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 14, 2013, relating to the consolidated financial statements of Globant S.A. as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Yours truly,

City of Buenos Aires, Argentina

August 27, 2013

/s/ Deloitte & Co. S.A.

/s/ Daniel S. Vardé

Partner